Exhibit 10.1
FAMOUS DAVE’S OF AMERICA, INC.
EMPLOYEE STOCK PURCHASE PLAN — 2008
(Effective as of January 1, 2008)
1. Purpose of the Plan. The FAMOUS DAVE’S OF AMERICA, INC. EMPLOYEE STOCK PURCHASE PLAN — 2008 (the “Plan”) is intended to provide a method whereby eligible employees of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”) and its Designated Subsidiaries will have an opportunity to purchase shares of the common stock of the Company (the “Common Stock” and individual shares of which are referred to as “Shares”) through a Plan Service Provider as designated by the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
2. Definitions. For purposes of the Plan, the following terms shall have the respective meanings set forth below:
     2.1 “Account” means the record of all remaining funds that have been contributed to the Company by each individual Participant under Section 7 for the purpose of purchasing Shares pursuant to Purchase Rights granted under the Plan. A Participant’s Account shall be subject to the conditions and limitations set forth in Section 7 and other provisions of this Plan.
     2.2 “Board” means the Board of Directors of the Company.
     2.3 “Business Day” means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open in Minneapolis, Minnesota.
     2.4 “Code” means the Internal Revenue Code of 1986, as amended.
     2.5 “Plan Service Provider” means a third party provider registered with the Securities and Exchange Commission and selected by the Company for assistance with plan administrative services.
     2.6 “Payroll Deduction Limit” means the minimum and maximum amount of Payroll Deductions that a Participant may make during a Purchase Period as established by the Board, which may be expressed as a set amount of Eligible Compensation.
     2.7 “Designated Subsidiary” means any Subsidiary whose employees have been designated by the Board or the Plan Administrator to be eligible, subject to Section 4, to become Participants under the Plan.
     2.8 “Eligible Compensation” means the amount of a Participant’s compensation set by the Board at the time of the Offering which is used to determine the amount of the Payroll Deductions that the Participant can make to the Participant’s Account.

     2.9 “Eligible Employee” means any employee of the Company or a Designated Subsidiary who
     2.9.1 is in the employ of the Company or any of its Designated Subsidiaries as either a full-time Support Center Associate or a full-time Restaurant Manager as of the Enrollment Deadline,
     2.9.2 has been so employed for at least ninety (90) consecutive days as of the Enrollment Deadline, and
     2.9.3 is not an employee whose customary employment is for five months or less in any calendar year.
     2.10 “Enrollment Date” for a Participant means the date specified by the Company or the Plan Administrator for each Purchase Period.
     2.11 “Enrollment Deadline” means the date before the beginning of a Purchase Period as specified by the Company from time to time for an Eligible Employee to submit an Enrollment/Change Form.
     2.12 “Enrollment/Change Form” means such form as is specified by or otherwise acceptable to the Plan Administrator which sets forth the amount of the Payroll Deductions that the Eligible Employee elects to contribute to the purchase of Shares.
     2.13 “ESPP Account” means an account with a Plan Service Provider, a qualified stock brokerage or financial services firm that has been designated by the Company to assist in administering the Plan.
     2.14 “Fair Market Value” of any Share, as of a particular date, shall mean the price per share of Common Stock as quoted on the NASDAQ Stock Market on the Purchase Date.
     2.15 “Participant” means an employee of the Company or any of its Designated Subsidiaries who is an Eligible Employee and has complied with the enrollment requirements of Section 4 and who has not withdrawn from participation as provided in Section 4.2.
     2.16 “Terminated Participant” means a Participant that ceases to be employed by the Company for any reason, including but not limited to death or retirement.
     2.17 “Payroll Deduction” means an authorized deduction from an Eligible Employee’s compensation for the purpose of making contributions to the Eligible Employee’s Account.
     2.18 “Plan” means this FAMOUS DAVE’S OF AMERICA, INC. Employee Stock Purchase Plan — 2008, as it may be amended from time to time.
     2.19 “Plan Administrator” means the Compensation Committee of the Board or another Plan Administrator appointed by the Board to administer and fulfill its duties under the Plan.

     2.20 “Purchase Date” means the earliest administratively practicable Trading Day after the end of the Purchase Period.
     2.21 “Purchase Period” means the fiscal quarters or other periods set by the Board during which Payroll Deductions will be made under the Plan for the purchase of Shares on the Purchase Date.
     2.22 “Purchase Price” means the Fair Market Value of the Shares on the Purchase Date at which Shares are purchased on behalf of Participants by a Plan Service Provider.
     2.23 “Purchase Rights” means the rights granted under this Plan to Participants to make Payroll Deductions during Purchase Period and have a Plan Service Provider purchase Shares at the Purchase Price on the Purchase Date occurring after the end of the Purchase Period.
     2.24 “Purchased Shares” means the Shares purchased by a Plan Service Provider for the Participant pursuant to this Plan.
     2.25 “Shares” means shares of the Company’s common stock traded on the NASDAQ Stock Market.
     2.26 “Subsidiary” shall mean any present or future domestic or foreign corporation that is or would be a “subsidiary corporation” of the Company as that term is defined in Code Section 424(f).
     2.27 “Trading Day” means any day on which the NASDAQ Stock Exchange is open for trading of the Company’s Shares.
3.	Rights to Purchase Shares During Purchase Periods.
     3.1 Purchase Rights. During each Purchase Period, each Eligible Employee may enroll in the Plan to have the Company make after-tax Payroll Deductions from their compensation otherwise payable to them during such Purchase Period. Such Payroll Deductions will be collected and accounted for by the Company and will be paid to a Plan Service Provider for the purchase of Shares on the Purchase Date that can be purchased with the aggregate amount of such Payroll Deductions during the Purchase Period.
     3.2 Maximum Number of Shares Offered Under the Plan. The Company may limit the number of shares that a Participant may purchase pursuant to the Plan.
     3.3 Termination of Purchase Rights on Termination of Employment. Upon termination of a Participant’s employment with the Company for any reason whatsoever, including but not limited to death or retirement, the Participant’s Purchase Rights shall immediately expire and the balance of the Participant’s Account shall be refunded to the Participant or the Participant’s estate, as applicable, as soon as administratively practicable after such termination.

4.	Enrollment, Participation, Withdrawal, Termination.
     4.1 Enrollment. An Eligible Employee may participate in the Plan and have the Company make Payroll Deductions pursuant to the Plan by completing and delivering to the Company on or before the Enrollment Deadline (a) an Enrollment/Change Form and (b) such other documentation as the Company may specify from time to time. An Eligible Employee’s enrollment will be effective on the first Business Day of the next Purchase Period.
     4.2 Withdrawal from Participation. A Participant may withdraw, in whole but not in part, from participation in the Plan during any Purchase Period by delivering to the Company an Enrollment/Change Form to withdraw, at least ten (10) Trading Days before the end of the Purchasing Period. Upon any such withdrawal, the withdrawing Participant, must elect in writing how the current Purchase Period funds are to be distributed. If no election is made, all Payroll Deductions will be sent to a Plan Service Provider pursuant to section 3.1. If the withdrawing Participant elects to have the balance in the Participant’s Account returned this will occur as soon as practicable.
     4.3 Re-entry after Withdrawal. A Participant who has withdrawn from the Plan during a particular Purchase Period may not participate during the remainder of that Purchase Period or the next Purchase Period, but may re-enroll as of any subsequent Purchase Period, provided that the Participant is then an Eligible Employee.
     4.4 Termination. A Terminated Participant who has an ESPP Account with the designated Plan Service Provider may elect to; (i) obtain a certificate for the whole number of Shares of Common Stock credited to their ESPP Account; (ii) direct the Plan Service Provider to sell all whole Shares of Common Stock credited to their ESPP Account and remit the proceeds plus any fractional interest amounts, less any selling expenses, to the Terminated Participant; (iii) direct the Plan Service Provider to transfer all whole Shares of Common Stock credited to their ESPP Account to an individual brokerage account. If no action is taken by a Terminated Participant, the Company is authorized to complete the termination of the ESPP Accounts of Terminated Participants on a semi-annual basis, and have a certificate issued for all whole Shares of Common Stock credited to each Terminated Participant’s ESPP Account.
5.	Payroll Deductions to Accounts.
     5.1 Authorization of Payroll Deductions. A Participant may elect (during the enrollment process under Section 4) to make Payroll Deductions by signing and delivering to the Company an Enrollment/Change Form on or before the Enrollment Deadline for a Purchase Period. Such Payroll Deductions may be limited to a specified amount of the Eligible Employee’s Eligible Compensation payable in any Purchase Period.
     5.2 Payroll Deductions. A Participant’s agreement to make Payroll Deductions following any Enrollment Date shall continue for all Purchase Periods within any Calendar Year, unless the Participant elects before any subsequent Purchase Period: (a) to change his or her Payroll Deduction for subsequent Purchase Periods, by revising and re-submitting a written

Enrollment/Change Form under Section 4; or (b) to withdraw from participation pursuant to Section 4.2.
     5.3 Limitation on Changes. A Participant may discontinue participation in the Plan as provided in Section 4.2, but a Participant may not, after the Enrollment Date for any Purchase Period, otherwise alter the rate of his or her Payroll Deductions authorized under Section 5.1, for that Purchase Period.
     5.4 Nature of Account.
     5.4.1 Accounting Device. A Participant’s Account is an account on the books of the Company solely for the purpose of tracking a Participant’s Payroll Deductions.
     5.4.2 Account Credits. A Participant’s Payroll Deductions shall be credited to that Participant’s Account. Except as provided under Section 5.1, Participants may not make any contributions other than a Payroll Deduction into such Account, nor may payment for Shares be made from any source other than the Participant’s Account.
     5.4.3 Account Reductions. A Participant’s Account shall be reduced by (a) the amount of money transferred to the Plan Service Provider for the purchase of Shares pursuant to this Plan for the account of the Participant or by (b) the amount of money paid to the Participant by the Company on account of the withdrawal by the Participant pursuant to Section 4.
     5.4.4 Commingling of Payroll Deductions. Any Payroll Deduction may be commingled with the general funds of the Company and used by the Company for any corporate purpose; and the Company shall not be obligated to segregate such Payroll Deductions. No interest shall be paid or allowed on a Participant’s Account.
     5.4.5 Unfunded. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or any fiduciary relationship among the Company, the Board, the Plan Administrator or any Participant. To the extent a Participant acquires a right to receive payment of any unused Payroll Deductions or any Shares from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
6.	Delivery of Payroll Deductions
     6.1 Delivery of Payroll Deductions. As soon as practicable after the last day of the Purchase Period the Company shall deliver the aggregate Payroll Deductions to the designated Plan Service Provider and that provider will as soon as practicable thereafter purchase on the NASDAQ Stock Exchange as many Shares as possible for the account of each Participant with the amount of the Participant’s Payroll Deductions collected during the Purchase Period.
     6.2 Payroll Deduction/Delivery of Purchased Shares. A designated Plan Service Provider shall be responsible for purchasing Shares on the Purchase Date and for delivering such

Shares to an ESPP Account for the benefit of each Participant in accordance with the terms and conditions of the Plan Service Provider.
     6.3 Participant’s Rights as a Shareholder. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with this Section 6 in the name of the Participant.
     6.4 Disposition/Transfer of Purchased Shares. A Participant may undertake a sale, exchange, gift, or transfer of legal title during the Participant’s lifetime of Purchased Shares in accordance with the terms and conditions set forth by the Plan Service Provider.
7. Miscellaneous.
     7.1 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall be vested with full authority to interpret the Plan; and to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision, or action of the Plan Administrator, in connection with the construction, interpretation, administration or application of the Plan, shall be final, conclusive and binding upon all Participants and any and all persons that claim rights or interests under or through a Participant. The Plan Administrator may delegate any of its ministerial duties with respect to the Plan to such of the Company’s other employees as the Plan Administrator may determine.
     7.2 Rights Not Transferable; Not Subject to the Claims of Creditors. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber any of the Participant’s rights under this Plan. The Participant’s Purchase Rights and other rights therein or hereunder shall not be liable for, or subject to, a Participant’s debts, contracts or liabilities. If a Participant purports to make a transfer, or a third party makes a claim in respect of any such Account or other rights, whether by garnishment, levy, attachment or otherwise, such purported transfer or claim shall be treated as a withdrawal election under Section 4.2 and shall have no other effect on the Participant’s rights under this Plan.
     7.3 Changes in Capitalization. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares of Stock, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Board or the Plan Administrator shall make such adjustments, if any, as it may deem appropriate, subject to any required action by the shareholders of the Company, in the number, kind and price of the Shares that Participants are entitled to purchase pursuant to existing Purchase Rights, and in the number of remaining available Shares.
     7.4 Amendment or Discontinuance of the Plan. The Board shall have the right to amend or modify the Plan at any time without notice (except for any notice expressly provided in this Plan).
     7.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the

Company from time to time for the receipt thereof. In the absence of such a designation, the Company’s Human Resources Department, Attention: Employee Stock Purchase Plan Administration shall be authorized to receive such notices.
     7.6 Termination of the Plan.
     7.6.1 Dissolution or Change in Corporate Structure. The Plan shall terminate on the date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Board may determine, the Company may permit a Participant to complete the exercise of the Participant’s Purchase Rights, at the Purchase Price, the number of Shares that may be purchased with the balance of that Participant’s Account.
     7.6.2 Board Action. The Plan shall terminate on an effective date determined by the Board if and when it acts to terminate the Plan in accordance with this Section.
     7.6.3 Refund of Account Balance. Upon termination of the Plan, the Company shall refund to each Participant the remaining balance of each Participant’s Account.
     7.7 Limitations on Sale of a Participant’s Shares. The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant’s affairs. Therefore, a Participant may at any time sell Purchased Shares that have been purchased under the Plan, subject to compliance with any applicable federal or state securities laws, including any conditions required under Section 6.4. EACH PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF SHARES.
     7.8 Governmental Regulation. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Purchase Rights and any Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
     7.9 No Employment Rights. Except as expressly provided in this Plan, it does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares. Nor does this Plan create in any employee or class of employees any right to continued employment by the Company, and this Plan shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
     7.10 Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws; or, if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.
     7.11 Governing Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Minnesota.